Exhibit 99.1

Source: Innovative Payment Solutions, Inc.
July 29, 2024 09:00 ET

Innovative Payment Solutions and Business Warrior Corporation Sign Definitive Merger Agreement

Combined fintech company will offer IPSIPay Express, a new system seeking to transform the payments industry, and BZWR’s PayPlanTM cloud-based lending platform

Transaction consideration to be issued to BZWR stockholders is 45% of the outstanding post-closing shares of common stock of IPSI

CARMEL-BY-THE-SEA, CA AND LAS VEGAS, NV, July 29, 2024 (GLOBE NEWSWIRE) -- Innovative Payment Solutions, Inc. (OTCQB:IPSI) (“IPSI”) and Business Warrior Corporation (OTC:BZWR) (“BZWR”) are pleased to announce that they have entered into a definitive merger agreement pursuant to which IPSI will acquire 100% of BZWR.  The boards of directors of both companies have unanimously approved the transaction.

This strategic merger brings together the strengths of both companies, promising immediate cost efficiencies and a stronger executive team capable of raising additional capital.  The integration of IPSI with BZWR will enable optimization of talent and networks, allowing the teams from both companies to leverage their experience and connections to drive business growth. The merger also aligns the scalable technologies of IPSI and BZWR, paving the way for increased revenue generation and, ultimately, profitability.

Key Transaction Terms:

●	Merger Consideration. As part of the merger, BZWR will merge with and into a newly-formed, wholly-owned subsidiary of IPSI, with BZWR surviving as a wholly-owned subsidiary of IPSI and BZWR stockholders receiving 45% of the outstanding post-closing shares of IPSI common stock.

●	Convertible Note Recapitalization. IPSI and BZWR have certain convertible note investors in common. As a condition to the closing of the merger, such convertible note holders will exchange and cancel such notes for shares of newly-issued Series A Convertible Preferred Stock of IPSI, the terms of which remain subject to negotiation with the convertible note holders and IPSI stockholder approval.

●	Conversion of BZWR Securities. Prior to the closing of the merger, BZWR shall cause all of its outstanding shares of preferred stock, options and warrants to be converted into shares of BZWR common stock, net exercised or cancelled, following which only shares of BZWR common stock will be outstanding immediately prior to the closing of the merger. BZWR stockholders be entitled to receive shares of IPSI common stock in consideration for their shares of BZWR common stock.

●	Board of Directors. At the closing of the merger, a new five-member board of IPSI will be formed consisting of two members appointed by IPSI, two members appointed by BZWR, and a fifth independent member to be mutually agreed upon prior to the closing of the merger.

●	Conditions to Closing. The closing of the merger is subject to customary closing conditions, including the approval by IPSI and BZWR stockholders. No assurances can be given as to the timing for a potential closing of the merger or whether such conditions to closing can be satisfied.

Additional information about the proposed transaction, including a copy of the merger agreement, will be available in a Current Report on Form 8-K to be filed by each of IPSI and BZWR with the U.S. Securities and Exchange Commission (“SEC”).

IPSI’s Revolutionary Payments Technology Coming Out of Beta Phase

As previously disclosed, IPSI, in collaboration with its IPSIPay Express joint venture partners, expects in the near term to launch a groundbreaking payment technology, which is currently in beta testing.  This technology is expected to revolutionize the medium and high-risk processing sectors, providing significant benefits to both merchants and lenders.

William Corbett, Chairman of IPSI, commented, “The IPSIPay Express payment rail will help merchants enhance profitability, eliminate chargebacks, and provide instant settlement for payments to lenders and merchants. We look forward to combining this with BZWR’s lending platform and management talent.”

Business Warrior’s Focus on PayPlan Software

BZWR continues to advance its proprietary software solution for lenders, PayPlan, a next-generation SaaS platform seeking to revolutionize the loan management industry. Developed over two years with an investment of over $2 million and growing in terms of lenders using the platform, PayPlan offers lenders unprecedented flexibility to customize their loan offerings and adjust underwriting rules in minutes, without the need for coding or significant financial outlay.

PayPlan enables lenders to integrate new data sources and adopt emerging technologies like artificial intelligence, significantly enhancing their loan management systems. This capability allows for rapid implementation and cost-efficient modifications, drastically reducing the time and expense traditionally associated with such changes.

Experienced Management Team and Strategic Integration

The BZWR management team has extensive experience in payment processing and scaling multiple merchant services organizations and will continue to play a pivotal role in the combined company.  Rhett Doolittle, CEO of BZWR, having built and sold multiple merchant services portfolios had previously grew his first merchant services company to #18 on Inc. 500’s list of Fastest Growing Companies in the United States.  The adoption of IPSI's cutting-edge payment technology will significantly enhance BZWR's offerings to lenders, delivering a suite of features designed to provide substantial benefits to clients.

Mr. Doolittle commented, “IPSI’s new payment technology will not only offer immense advantages to our lending clients but will also be a first-to-market innovation that will transform business payment processes, increase user profitability, and mitigate chargeback risk.  We look forward to moving ahead with this business combination.”

About Innovative Payment Solutions, Inc. (IPSI)

Innovative Payment Solutions, Inc. (OTCQB: IPSI) is a cutting-edge FinTech provider of digital and other payment solutions. IPSI is a joint venture partner in IPSIPay Express, a new business aiming to provide a proprietary Instant-Settlement in RealTime™ solution to markets including the sports betting, online gaming, and entertainment sectors.

About Business Warrior Corporation (BZWR)

Business Warrior Corporation (OTC:BZWR) is a publicly traded company listed on the OTC Pink Sheets. Their signature product, PayPlan, is a software-as-a-service (SaaS) turnkey lending solution built for lenders and high-growth companies. They are a full-service provider with end-to-end lending technology, including custom software development and customer acquisition marketing services. Founded in 2014, Business Warrior is a SaaS marketing company with a virtual workforce and employees worldwide. Business Warrior acquired Helix House and Alchemy Technologies in 2022. For more information, visit https://businesswarrior.com.

Additional Information and Where to Find It

In connection with the proposed transaction, IPSI and BZWR intend to file a registration statement on Form S-4 with the SEC, which will include a preliminary prospectus with respect to IPSI’s securities to be issued in connection with the proposed transaction and a preliminary proxy statement for IPSI’s stockholders and BZWR’s stockholders will be asked to vote on the proposed transaction or aspects thereof. IPSI and BZWR urge investors, stockholders, and other interested persons to read, when available, the Form S-4, including the proxy statement/prospectus, any amendments thereto, and any other documents filed with the SEC, before making any voting or investment decision because these documents will contain important information about the proposed transaction. After the Form S-4 has been filed and declared effective, IPSI and BZWR will mail the definitive proxy statement/prospectus to their respective stockholders as of a record date to be established for voting on the proposed transaction. IPSI and BZWR stockholders will also be able to obtain a copy of such documents, without charge, by directing a request to: e-mail: investors@businesswarrior.com & investors@ipsipay.com.  These documents, once available, can also be obtained, without charge, at the SEC’s website www.sec.gov.

Participants in Solicitation

IPSI and BZWR and their respective directors and officers may be deemed participants in the solicitation of proxies of their stockholders in connection with the proposed transaction. Security holders may obtain more detailed information regarding the names, affiliations, and interests of certain of IPSI and BZWR’s executive officers and directors in the solicitation by reading IPSI and BZWR’s SEC filings, and the proxy statement/prospectus and other relevant materials filed with the SEC in connection with the transaction when they become available. Information concerning the interests of IPSI and BZWR’s participants in the solicitation, which may, in some cases, be different from those of their stockholders generally, will be set forth in the proxy statement/prospectus relating to the transaction when it becomes available. These documents can be obtained free of charge from the source indicated above.

No Offer or Solicitation

Neither the dissemination of this press release nor any part of its contents is to be taken as any form of commitment on the part of IPSI or BZWR or any of their respective affiliates to enter any contract or otherwise create any legally binding obligation or commitment. This press release does not constitute or form part of any offer or invitation to sell, or any solicitation of any offer to purchase any interests in IPSI and BZWR nor shall it or any part of it or the fact of its distribution form the basis of, or be relied on in connection with, any contract or commitment or investment decisions relating thereto, nor does it constitute a recommendation regarding the interests in IPSI or BZWR. No securities commission or regulatory authority in the United States or in any other country has in any way opined upon the accuracy or adequacy of this press release. This press release is not, and under no circumstances is to be construed as, a prospectus, a public offering, or an offering memorandum as defined under applicable securities laws and shall not form the basis of any contract.

Cautionary Note Regarding Forward-Looking Statements

This press release and statements of the management of IPSI and BZWR related thereto contain forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Any statements other than statements of historical fact contained herein are forward-looking statements. Such forward-looking statements include, but are not limited to, expectations, hopes, beliefs, intentions, plans, prospects, financial results, or strategies regarding IPSI and BZWR, their respective businesses, the proposed merger and the future generally held by the respective management teams of IPSI and BZWR, the anticipated benefits and the anticipated timing of the proposed merger, future financial condition, and performance of IPSI and BZWR and expected financial impacts of the proposed merger (including future revenue, pro forma enterprise value and cash balance), the satisfaction of closing conditions to the proposed merger, financing transactions or recapitalizations related to the proposed merger, and the products and markets and expected future performance and market opportunities of IPSI and BZWR. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “could,” “expect,” “estimate,” “future,” “intend,” “may,” “might,” “strategy,” “opportunity,” “plan,” “project,” “possible,” “potential,” “project,” “predict,” “scales,” “representative of,” “valuation,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking.  Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, without limitation: (i) the risk that the proposed merger may not be completed in a timely manner or at all, which may adversely affect the price of the securities of each of IPSI and BZWR, (ii) the failure to satisfy the conditions to the consummation of the proposed merger, including the requirement that the merger and related matters described herein must be approved by the stockholders of IPSI and by the stockholders of BZWR, (iii) the failure to obtain regulatory or third-party approvals, as applicable, required to consummate the proposed merger, (iv) the occurrence of any event, change, or other circumstance that could give rise to the termination of the proposed merger, (v) the effect of the announcement or pendency of the proposed merger on IPSI and BZWR's respective business relationships, operating results, and business generally, (vi) risks that the proposed merger disrupts current plans and operations of IPSI or BZWR, (vii) the outcome of any legal proceedings that currently exist or may be instituted against IPSI or BZWR related to the proposed merger, (viii) changes in the competitive markets in which IPSI and BZWR operate, changes in laws and regulations affecting IPSI and BZWR’s businesses and changes in the combined capital structure, (ix) the ability to implement business plans, growth, marketplace, and other expectations after the completion of the proposed merger, and identify and realize additional opportunities, (x) the potential inability of IPSI or BZWR to achieve its business and customer growth and technical development plans, (xii) the ability of IPSI or BZWR to enforce its current or future intellectual property, including patents and trademarks, along with potential claims of infringement by IPSI or BZWR of the intellectual property rights of others, (xiii) risk of loss of key IPSI or BZWR personnel and (xiv) the risks of economic downturn, increased competition, a changing regulatory landscape, and related impacts that could occur in the highly competitive marketplace in which IPSI and BZWR operate. The foregoing list of factors is not exhaustive. Readers should carefully consider such factors and the other risks and uncertainties described and to be described in the “Risk Factors” section of IPSI and BZWR’s most recent respective Annual Reports on Form 10-K filed with the SEC and subsequent periodic reports filed by IPSI and BZWR with the SEC, and the Registration Statement to be filed by IPSI in connection with the proposed merger.  These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.  Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and neither IPSI nor BZWR assume any obligation to, nor intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Neither IPSI nor BZWR gives any assurance that either IPSI or BZWR, or the combined company, will achieve its expectations.

Richard Rosenblum
President
+1 (866) 477-4729

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